UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 818-871-1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Indenture

Ixia (the “Company”) has outstanding 3.00% Convertible Senior Notes due December 15, 2015 in the aggregate principal amount of $200 million (the “Notes”). The Notes were issued under an Indenture dated as of December 7, 2010 (the “Indenture”) between Wells Fargo Bank, National Association, as Trustee (the “Trustee”), and the Company. Under the Indenture, the Company is required to file with the Trustee such information, documents or reports as are required to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, within 15 days after the same are required to be filed with the Securities and Exchange Commission (the “SEC”).

The Company has not timely filed with the Trustee the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (the “2014 Second Quarter Form 10-Q”). The 2014 Second Quarter Form 10-Q was required to be filed with the Trustee within 15 days after August 11, 2014, which was the date on which it was required to be filed with the SEC.

In a letter dated September 3, 2014, the Trustee gave the Company notice of, and directed the Company to cure, the default that exists under the Indenture as a result of the Company’s delay in filing the 2014 Second Quarter Form 10-Q with the Trustee. If the Company does not file the 2014 Second Quarter Form 10-Q with the Trustee within 60 days after the Company’s receipt of the notice of default and unless a waiver is obtained from the holders of more than 50% in aggregate principal amount of the Notes, an “Event of Default” will occur. Upon any such Event of Default, the Company may, and intends to, elect that for the first 180 days thereafter (or such lesser amount of time during which the Event of Default continues), the sole remedy be the payment to the holders of the Notes of additional interest at an annual rate equal to 0.50% of the aggregate principal amount of the Notes. If the Company makes such an election and the Event of Default is not cured within 180 days, or if the Company does not make such an election when the Event of Default first occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes may declare the principal amount of the Notes to be due and payable immediately.

As reported by the Company in a Current Report on Form 8-K filed with the SEC on July 22, 2014, the Trustee, in a letter dated July 16, 2014, gave the Company notice of, and directed the Company to cure, a separate default that exists under the Indenture as a result of the Company’s failure to file with the Trustee the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (the “2014 First Quarter Form 10-Q”). As of the date of the filing of this Current Report on Form 8-K (this “Form 8-K”), the Company has not filed the 2014 First Quarter Form 10-Q with the SEC.

The Company and certain of its subsidiaries as guarantors are parties to a Credit Agreement dated as of December 21, 2012, as amended, with Bank of America, N.A. as administrative agent, swingline lender and letter of credit issuer (the “Administrative Agent”), and with the other lenders (the “Lenders”) from time to time party thereto (the “Credit Agreement”). In the event of any Event of Default under the Indenture, an event of default under the Credit Agreement would also occur. See the discussion under “Credit Agreement” below for certain information regarding the consequences of an event of default under the Credit Agreement.

Credit Agreement

On August 29, 2014, the Company received a notice of default and reservation of rights letter (the “Notice of Default”) from the Administrative Agent under the Credit Agreement. In the Notice of Default, the Administrative Agent notified the Company that its failure to timely deliver to the Administrative Agent the Company’s financial statements for the quarter ended June 30, 2014, as well as a related Company compliance certificate with respect to such quarter (such financial statements and compliance certificate, together, the “Q2 Financial Information”) resulted in an event of default under the Credit Agreement. Under the Credit Agreement and specifically pursuant to a Seventh Amendment thereto dated as of June 27, 2014 (the “Seventh Amendment”), the Company was required to deliver the Q2 Financial Information to the Administrative Agent on or before August 29, 2014. A copy of the Seventh Amendment is filed as Exhibit 10.1 to this Form 8-K.

In the Notice of Default, the Administrative Agent further notified the Company that the Administrative Agent deems the Company’s failure to timely deliver the 2014 Second Quarter Form 10-Q to the Trustee as required by the Indenture to have resulted in an event of default under the Credit Agreement. The Company’s failure to timely deliver the 2014 Second Quarter Form 10-Q to the Trustee is discussed above under “Indenture.”

Due to the occurrence of an event or events of default under the Credit Agreement, the Company is blocked from borrowing and obtaining letters of credit under the credit facility provided under the Credit Agreement. The Administrative Agent also has the right (with the consent of a majority of the Lenders based on total credit exposure) or obligation (at the request of such a majority of the Lenders) to terminate the Credit Agreement, accelerate any amounts due thereunder and exercise all other available remedies. As of the date of filing of this Form 8-K, no amounts are outstanding under the Credit Agreement. In the Notice of Default, the Administrative Agent notified the Company that the Administrative Agent and the Lenders are evaluating their response to the matters addressed in the Notice of Default and are expressly reserving all of their respective rights, powers, privileges and remedies with respect thereto.

FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the consequences of certain events under the Indenture and the Credit Agreement and the Company’s intention to elect to pay additional interest as its sole remedy for up to 180 days in the event of an Event of Default under the Indenture. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict, or the like. Such forward-looking statements reflect the current intent, belief, and expectations of our management and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause the actual results to differ materially from the results predicted include, among others, whether any waiver might be available under the Indenture, whether the Company effectively elects to pay additional interest as its sole remedy upon any Event of Default under the Indenture, and the Administrative Agent’s and the Lenders’ further response to the Company’s failure to deliver the Q2 Financial Information to the Administrative Agent and the 2014 Second Quarter Form 10-Q to the Trustee. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Seventh Amendment to Credit Agreement dated as of June 27, 2014, among the Company, as the Borrower, Anue Systems, Inc., BreakingPoint Systems, Inc., Catapult Communications Corporation, Net Optics, Inc., Net Optics IL, LLC and VeriWave, Inc., as the Guarantors, Bank of America, N.A., as Administrative Agent and Lender, and the Other Lenders a Party Thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: September 5, 2014	By:	/s/ Brent Novak
Brent Novak
Acting Chief Financial Officer and Vice President, Finance